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                                                                    EXHIBIT 23.7

                       CONSENT OF LAZARD FRERES & CO. LLC

Comdata Holdings Corporation
5301 Maryland Way
Brentwood, Tennessee 37027


    We hereby consent to the inclusion in the Proxy Statement/Prospectus relating to the proposed merger of a wholly-owned subsidiary of Ceridian Corporation with and into Comdata Holdings Corporation of our opinion letter dated August 23, 1995 appearing as Appendix C to the Proxy Statement/Prospectus that is part of the Registration Statement on Form S-4 of Ceridian Corporation, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Lazard Freres & Co. LLC


                                          By: _______/s/_Michael J. Price_______


New York, New York

November 2, 1995